FINAL

                          EXCLUSIVE SUPPLIER AGREEMENT

                                     BETWEEN

                       RADISSON HOTELS INTERNATIONAL, INC.

                                        &

                           SELECT COMFORT CORPORATION

                          EFFECTIVE DATE: MAY 21, 2004


















XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

        This Exclusive Supplier Agreement (the "Agreement"), dated May 21 2004 (the "Effective Date"), is by and between Select Comfort Corporation, a Minnesota corporation whose address for notice purposes is Attention: General Counsel, 6105 Trenton Lane North, Minneapolis, MN 55442 Fax No.: (763) 551-6888 ("Select Comfort") and Radisson Hotels International, Inc., a Delaware corporation whose address for notice purposes is c/o Legal Department, 701 Carlson Parkway, Mail Stop 8256, Minneapolis, MN 55305 Fax No.: (763) 212-1080 ("Radisson").


                                    RECITALS

A. Select Comfort is a developer, manufacturer and marketer of adjustable-firmness beds, selling a proprietary line of beds under the Sleep Number(R) brand that feature adjustable air chamber mattresses (the "Beds").

B. Radisson owns the Radisson Marks and the System, and owns, operates, or is a franchiser of the Hotels.

C. Radisson desires to contract with Select Comfort as its supplier of the Beds and certain other bed products, and Select Comfort desires to contract with Radisson as its exclusive lodging industry provider for the Beds, pursuant to the terms of this Agreement.

D. Terms used in this Agreement with initial capital letters shall have the meanings assigned to such terms in Section 15.26 hereof or the meanings otherwise assigned to such terms by this Agreement.

        NOW THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual obligations set forth below, the parties agree as follows:


                                ARTICLE 1 - TERM

1.1.    TERM OF THE AGREEMENT

        The term of this Agreement (the "Term") shall commence on the Effective Date and continue until the date of termination of the exclusivity provisions set forth in Section 2.2 hereof. Notwithstanding the foregoing, the provisions of Articles 7, 8, 12, 13, 14 and 15 hereof, and of Sections 4.2 and 4.3 hereof, shall survive the termination of this Agreement and will continue to govern the rights and obligations of the parties hereto indefinitely following the termination of this Agreement.

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


                             ARTICLE 2 - EXCLUSIVITY

2.1.    SELECT COMFORT EXCLUSIVITY

        During the Term of this Agreement and as long as Select Comfort is not in material breach of this Agreement, Radisson agrees to (a) establish the installation of the Beds as a System Standard for all hotel rooms in the Radisson System and (b) to use its reasonable business efforts to encourage the adoption of the Beds in the Radisson System with the goal of achieving installation of no less than XXX Beds by December 31, 2006. Radisson's reasonable business efforts shall include, at a minimum, the following activities undertaken in good faith and designed to achieve the foregoing distribution goal:

               o Radisson will promote the Beds at the upcoming and future Annual Business Conferences for the Radisson System and in all similar meetings or similar opportunities with franchisees in the Radisson System;

               o Radisson will strongly encourage adoption of the Beds by the Radisson Franchise Advisory Council, which advises the Radisson System regarding the adoption of new System Standards;

               o Radisson will contribute funds to install and promote the Beds in a select number of the Hotels in key distribution markets. As a part of this obligation, in addition to the Beds already installed in the nine (9) test locations, Radisson agrees to fund the purchase and installation of four (4) Beds per property in the Radisson System by the end of 2004.

        Select Comfort acknowledges that Radisson, as a franchisor of the System, does not directly control the purchasing activities of franchisee hotels and is subject to various Legal Requirements regarding substantial changes to the System. Accordingly, for purposes of this Agreement, Radisson does not guarantee the adoption by the Hotels of any specific percentage of the Beds by any precise date. However, Radisson does represent and warrant that it will carry out the above-referenced plan and that it is authorized under applicable franchise agreements to establish the Beds as a System Standard for all hotel rooms in the Radisson System. Radisson further represents that there are currently an aggregate of 251 Hotels in the Radisson System, with an aggregate of approximately 60,279 hotel rooms that use approximately 91,700 beds.

2.2.    RADISSON EXCLUSIVITY

        During the periods described below and as long as Radisson is not in material breach of this Agreement, Radisson will have the exclusive right to the use of the Beds within the hotel and interval/timeshare industry as follows:

        A. SALES AND MARKETING IN HOTEL AND INTERVAL/TIMESHARE INDUSTRY. Except as specifically provided in this Agreement, Select Comfort shall not sell any beds (including the Beds) to, or conduct marketing programs promoting any beds with, any Person for use in the hotel or

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XXX  =  Confidential  portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and has been filed separately with the Commission.
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        interval/timeshare  industry,  commencing  on  the  Effective  Date  and through December 31, 2008 (the "Exclusivity"). However, Select Comfort may (upon reasonable prior notice from Select Comfort to Radisson, and with an opportunity for discussion of the matter at a periodic review meeting as contemplated by this Agreement or in any similar meeting):
        (i) continue to service and sell bed products and services (including the Beds) to Persons for use in the hotel or interval/timeshare industry to which Select Comfort has previously sold beds and who are identified on Exhibit 2.2A, attached hereto and made a part hereof, and (ii) service and sell bed products and services (including the Beds) to other independent hotel or interval/timeshare industry customers, so long as any such independent hotel or timeshare industry customer as of the time of the initial sale does not consist of more than XXX separate properties operating under a common hotel or interval/timeshare name. Notwithstanding the above, the Hotels collectively must meet the following minimum requirements in order to maintain the Exclusivity:

               1. By December 31, 2005, the Hotels must have ordered, purchased and installed at least XXX Beds; and

               2. By December 31, 2006, the Hotels must have ordered, purchased and installed at least an additional XXX Beds.

        If the Hotels fail to meet the above requirements for any reason other than due to: (i) Select Comfort's failure to meet its production capabilities as represented by Select Comfort in this Agreement; or (ii) a material breach of this Agreement by Select Comfort, Select Comfort may terminate the Exclusivity, effective immediately upon written notice thereof to Radisson given on or before February 28, 2006 in the case of a failure to meet the requirement set forth in Section 2.2.A.1 above, and by February 28, 2007 in the case of a failure to meet the requirement set forth in Section 2.2.B.2 above.

       B. SALES AND MARKETING TO EXCEPTIONAL CATEGORY OF HOTEL AND INTERVAL/TIMESHARE INDUSTRY. At any time during the Term of this Agreement, Carlson properties and/or cruise ships that compete in the Exceptional Category of the hotel or interval/timeshare industry may purchase and install Beds under the terms of this Agreement. On or after July 1, 2007, Select Comfort may service and sell bed products and services (including the Beds), on a non-exclusive basis, to any Person in the Exceptional Category of the hotel or interval/timeshare industry. Select Comfort will offer to Carlson properties and/or cruise ships, on a non-exclusive basis, a similar program as Select Comfort may offer to other customers in the Exceptional Category, provided that the Carlson opportunity represents comparable volume potential for Select Comfort versus an alternative brand.

        C. RADISSON'S RIGHT TO EXTEND EXCLUSIVITY. Radisson shall have the option to extend the Exclusivity beyond December 31, 2008 as follows:

               1. If the Hotels have ordered and purchased at least XXX Beds by December 31, 2006, and installed at least ninety percent (90%)

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XXX  =  Confidential  portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and has been filed separately with the Commission.

               of that number by such date (and, installed the full number by February 28, 2007), Radisson's Exclusivity will automatically be extended through December 31, 2009; and

               2. If the Hotels and/or Radisson's Affiliates have ordered and purchased a total of at least XXX Beds by December 31, 2009, and installed at least ninety percent (90%) of that number by such date (and, installed the full number by February 28, 2010), Radisson's Exclusivity will automatically be extended through December 31, 2010.

        For the avoidance of doubt, Beds that are ordered, purchased and installed by Hotels which thereafter leave the Radisson System during the term of this Agreement will count and be applied toward all rights and minimum requirements set forth herein.


                ARTICLE 3 - MARKETING OBLIGATIONS AND PERIODIC REVIEW MEETINGS

3.1.    MARKETING OBLIGATIONS

        Both parties are committed to providing sustained Marketing support for the promotion of the Bed Mark (as hereinafter defined) through the Term of this Agreement. The parties agree to use reasonable business efforts to implement the Marketing activities as specifically described on
        Exhibit 3.1 attached hereto and made a part hereof.

3.2.    PERIODIC REVIEW MEETINGS

        In an effort to keep both parties fully informed as to the status of any all aspects of this Agreement, and periodically throughout the year, representatives of Radisson and Select Comfort will meet and review the status of the program contemplated by this Agreement. Each such meeting will take Radisson's and Select Comfort's mutual objectives into account, and will be aimed at improving and re-evaluating the program if the parties deem it necessary. Additionally, the meetings will specifically address any warranty reports delivered pursuant to Section
        6.2 hereof and the parties will endeavor to reasonably and mutually resolve any warranty issues in a fair and equitable manner. Full review meetings will take place on or about July 1, 2005, and July 1, 2006. Quarterly review meetings will take place every quarter beginning October 1, 2004, through the term of this Agreement.


         ARTICLE 4 - PRODUCT FEATURES, JOINT TRADEMARK RIGHTS AND OTHER
                          INTELLECTUAL PROPERTY RIGHTS

4.1.    PRODUCT FEATURES

        The Beds will incorporate the features and will include the "tick" design specified on Exhibit 4.1 attached hereto and made a part hereof.

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XXX  =  Confidential  portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and has been filed separately with the Commission.

        During the Term, Select Comfort agrees that it will not offer the "tick" design specified on Exhibit 4.1 to any other party for any other purpose.

4.2.    JOINT TRADEMARK RIGHTS

        The Beds manufactured, sold and marketed pursuant to this Agreement will be manufactured, marketed and sold under the trade name and the logo and design specified on Exhibit 4.2 attached hereto and made a part hereof (the "Bed Marks"). The Bed Marks will be jointly owned by the parties hereto and will be used solely and exclusively for the purposes specified in this Agreement. The parties agree to cooperate in connection with any registration of the Bed Marks in order to fully recognize and protect the joint ownership of the Bed Marks contemplated by this Agreement. Any use of the Bed Mark, other than as expressly permitted under this Agreement, shall be an infringement of the non-user's intellectual property rights. Notwithstanding the foregoing, each of the parties hereto will have the right to use any aspect of the Bed Marks that is currently used as, or as a part of, a trademark, trade name, service mark or similar mark owned and/or used by such party.

        Nothing in this Agreement shall ever be construed as giving Select Comfort any right, title or interest in the Radisson Marks, or as giving Radisson any right, title or interest in the Select Comfort Marks, except to the extent that any such marks are incorporated in the Bed Marks, which may be used in accordance with this Agreement, and except for such use as may be consistent with the prior written approval of the owner of the respective marks for purposes of the Marketing efforts contemplated by this Agreement. Upon termination or expiration of this Agreement, all use of the Bed Marks shall cease and any other permitted use of the Radisson Marks by Select Comfort or the Select Comfort Marks by Radisson shall cease.

4.3.    OTHER INTELLECTUAL PROPERTY RIGHTS

        Except for the Bed Marks to be jointly owned and limited to use in accordance with the terms of this Agreement and except for the Radisson Marks, which shall remain the sole and exclusive property of Radisson, all other intellectual property rights of any kind or description related to the Beds or their manufacture, marketing and sale, including without limitation any patents, patent applications, patentable features, designs or processes, trade secrets, trademarks, trade names, service marks or similar intellectual property rights of any kind or description shall remain the sole and exclusive property of Select Comfort.


                 ARTICLE 5 - PRODUCT PRICING AND PRODUCT ORDERS

5.1.    PRODUCT PRICING

        The pricing terms for the Beds are set forth in Exhibit 5.1 attached hereto and made a part hereof.

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

5.2.    PRODUCT ORDERS

        All orders for Beds will be placed by the Hotels through Guest Supply, Inc. If Guest Supply, Inc. fails to adequately coordinate such orders on behalf of the Hotels, Radisson may, in its sole discretion: (1) identify a suitable replacement (which shall be subject to Select Comfort's reasonable approval); or (2) assume responsibility for the Hotels' orders. Select Comfort will provide reasonable assistance to Guest Supply in the development of order guidelines to be used by the Hotels when placing orders. All orders shall allow for a minimum of sixty (60) days from the date of order to the date of delivery. Select Comfort also agrees that orders of Beds for the Hotels under this program will be processed on a priority basis versus any other bed orders that Select Comfort may receive from the Hotel or Interval/Timeshare Industry.

5.3.    PRODUCTION CAPACITY

        Radisson acknowledges and agrees that all of the Beds are made to order and the pricing specified on Exhibit 5.1 is based on maximum monthly production volumes (the "Production Limits"). The Production Limits for 2004 are:

               June            XXX Beds
               July            XXX Beds
               August          XXX Beds
               September       XXX Beds
               October         XXX Beds
               November        XXX Beds
               December        XXX Beds

        The  Production  Limits in 2005 and 2006  are XXX Beds  per month except for November, which shall be XXX Beds, and December, which shall be XXX Beds. If fewer Beds than the Production Limit are ordered in any month, any amount by which the order volume falls below the Production Limit shall not be carried forward or be added to the Production Limit in any subsequent month. Select Comfort shall not be obligated to produce or deliver more than one hundred and ten percent (110%) of the Production Limit in any month without its prior written consent, even if production or delivery of more than one hundred and ten percent (110%) of the Production Limit per month shall become necessary for the Hotels to meet the minimum Bed purchase requirements for Radisson to retain or extend the Exclusivity set forth in Section 2.2 hereof.

5.4.    MORATORIUM ON DELIVERY AND INSTALLATION

        Radisson acknowledges and agrees that Select Comfort shall not be obligated to deliver or install any Beds between November 15 of each year and January 1 of the following year without its prior written consent, even if delivery or installation of Beds during such period shall become necessary for the Hotels to meet the minimum Bed purchase

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XXX  =  Confidential  portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and has been filed separately with the Commission.

        requirements for Radisson to retain or extend the Exclusivity set forth in Section 2.2 hereof.

              ARTICLE 6 - INSTALLATION, TRAINING, CUSTOMER SERVICE AND WARRANTY

6.1.    INSTALLATION AND TRAINING

        Select Comfort will provide installation services, and training to Hotel staff on installation and maintenance, in connection with the first twenty-four (24) Beds installed at each Hotel for the "Total" price set forth on Exhibit 5.1. After installation of the first 24 Beds at a Hotel, the Hotel will have the option to purchase installation services for the price set forth on Exhibit 5.1 or to install the Beds at the Hotel's expense.

6.2     CUSTOMER SERVICE AND WARRANTY

        Select Comfort will establish a toll-free Select Comfort "Radisson-dedicated" customer service line for the benefit of both Hotel employees and guests. Select Comfort agrees to provide Radisson a monthly report summarizing calls received from Hotels, in order for the parties to proactively address common issues as they arise. Each Bed purchased by the Hotels during the Term of this Agreement will be covered by the warranty terms set forth on Exhibit 6.2 attached hereto and made a part hereof. Select Comfort also agrees to provide Radisson a monthly report summarizing all warranty-related "activity" by the Hotels, including specific Bed components replaced or repaired, and whether or not such activity was covered under the applicable warranty. Upon a sale of a Hotel with the Beds, or upon a Hotel leaving the Radisson System for any reason, the warranty will continue to be applicable for the remaining term of the warranty so long as the Beds remain in the Hotel.


                     ARTICLE 7 - PRODUCT LIABILITY AND LEGAL REQUIREMENTS

7.1.    PRODUCT LIABILITY

        Select Comfort will indemnify, defend and hold harmless Radisson and its Affiliates against and from any claims for bodily injury or property damage caused by any defect in the design, materials or manufacturing of the Beds, or otherwise caused by any unreasonable risk or hazard presented by the Beds as used in the ordinary course and for the intended purposes ("Product Liability Claims"). While Product Liability Claims will ultimately not include any injury or damage caused by any abuse or misuse of the Beds not caused by Select Comfort or any injury or damage caused by the negligence or willful misconduct of Radisson, its Affiliates, the Hotels or the guests of the Hotels, Select Comfort upon notice by Radisson will be the "Indemnifying Party" as defined in
        Section 12.3 herein for any Product Liability Claim related to the Beds, unless it is reasonably apparent on the face of such claim that it is not a Product Liability Claim, or if not reasonably apparent, until such

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

        time as a court of competent jurisdiction determines that such a claim is not a Product Liability Claim.

7.2.    SELECT COMFORT'S LEGAL RESPONSIBILITY

        Select Comfort represents and warrants that each of the Beds sold and delivered hereunder, at the time of its sale and delivery, will be in full compliance with all Legal Requirements applicable to the sale and delivery of the Beds for the purposes intended by this Agreement, including flammability standards applicable to mattresses for commercial use in the country, state or province in which its Beds are installed. Select Comfort assumes no responsibility whatsoever for any Legal Requirements applicable to the ownership or operation of the hotel properties, including without limitation any applicable zoning, fire code or similar requirements of the jurisdictions in which the respective hotels are owned and operated.

7.3.    RADISSON'S AND THE HOTEL'S LEGAL RESPONSIBILITY

        The  Hotels  will be  solely  responsible  for the  operation  of  their respective hotel properties in full compliance with all Legal Requirements applicable to the ownership and operation of hotel properties, including all applicable zoning, fire code and other similar requirements of the jurisdictions in which the respective hotels are owned and operated. Radisson assumes no duty to review, inspect or approve the Beds with respect to compliance with any Legal Requirements. Radisson's inspections, reviews or approvals are solely for the purpose of determining compliance with its design standards and with respect to operational considerations, and presentation of the Radisson Marks. Radisson's approval is not an assurance, representation or warranty: (i) that the Bed has been manufactured in accordance with Legal Requirements; or (ii) that all or any part of the Bed is safe, suitable, fit or proper for its intended use or purpose. This applies even though Radisson may have commented on any of these matters in connection with any inspections, reviews or approvals. Radisson is not responsible for compliance with, and Select Comfort must not rely on any information Radisson provides with respect to the applicability of or compliance with, any Legal Requirements regarding the manufacturing, selling, installation or operation of the Beds.


                   ARTICLE 8 - OWNERSHIP OF CUSTOMER INFORMATION/DATABASES

8.1.    OWNERSHIP OF CUSTOMER INFORMATION

        Each party acknowledges that the other's proprietary databases are valuable assets of such other party's enterprise. As such, nothing in this Agreement will affect the ownership of information on customers that already exists in each party's databases currently, or which may be added in the future through other sources.


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

                            ARTICLE 9 - FORCE MAJEURE

9.1.    DEFINITION OF FORCE MAJEURE

        "Force Majeure" means any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which reasonably prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following will constitute events or conditions of Force Majeure: acts of State or governmental action (including specifically the failure of any government to grant any license, authorization or approval required for performance of this Agreement), riots, war, strikes, lockouts, prolonged shortage of energy supplies or utilities, epidemics, fire, flood, hurricane, typhoon, earthquake and explosion.

9.2.    NOTICE

        Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event. During the period the performance of one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend performance of all or part of its obligations, except for the obligation to pay amounts due and owing, to the extent commercially reasonable.

9.3.    CONFIRMATION

        The party invoking Force Majeure shall provide to the other party with written confirmation of the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

9.4.    SUSPENSION OF PERFORMANCE

        If an event of Force Majeure occurring at any time after the execution of this Agreement prevents performance hereunder by either party and continues for more than six (6) consecutive months, either party shall have the right to terminate this agreement on written notice to the other without any liability hereunder, except the obligation to make payments due to such date.


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

                            ARTICLE 10 - TERMINATION

10.1.   TERMINATION

        This Agreement may be terminated prior to its ending date for the following:

        A. By either party effective immediately upon notice to the other party in the event of the filing of a voluntary or involuntary bankruptcy petition by such other party, an assignment for the benefit of creditors by such other party, or the appointment of a receiver for such other party; or

        B. By either party, if the other party is in material breach of its obligations contained in this Agreement, and such breach is not cured to the reasonable satisfaction of the non-breaching party within a period of thirty (30) days after written notice setting out the breach in reasonable detail. If the material breach is such that it cannot reasonably be cured within thirty (30) days, then the non-breaching party may not terminate this Agreement as long as the party in breach begins the cure within thirty (30) days and proceeds diligently and in good faith to accomplish the cure. If such breach is not cured to the reasonable satisfaction of the non-breaching party within ninety (90) days after the initial written notice, the Agreement may be terminated. Notwithstanding the foregoing, the failure of the Hotels to order, purchase and install sufficient quantities of the Beds in a timely manner as may be necessary to maintain or extend the Exclusivity under this Agreement shall not be a breach that is subject to cure under the foregoing provision.


                             ARTICLE 11 - INSURANCE

11.1.   POLICY COVERAGE AND AMOUNT

        At no cost to Radisson, during the term of this Agreement, Select Comfort will maintain commercial general liability insurance (with products and completed operations coverage) on an occurrence basis with combined single-limit coverage for personal and bodily injury and property  damage  of at least  ten  million  dollars  ($10,000,000)  per
        occurrence.    The policies must also provide for the following:

        A. "Radisson Hotels International, Inc. and its subsidiaries and its Affiliates" must be named as additional insureds; and

        B. Radisson must receive 30 days' notice of any cancellation, non-renewal and material changes in the policy.

11.2.   QUALIFICATIONS AND EVIDENCE

        Select Comfort will obtain all policies with companies having a Best Rating of A-V or better, or otherwise reasonably acceptable to Radisson.

        Select Comfort will provide Radisson with certificates of insurance acceptable to Radisson evidencing that the policies are in effect within 30 days of the date of this Agreement, and at least 10 days prior to the expiration of any policy.

11.3.   WAIVER OF SUBROGATION AND RELEASE

        Wherever Radisson cannot be named as an additional insured under any insurance coverage required pursuant to this Agreement, Select Comfort will require the insurance company to include in the policy that the insurance company has no right of subrogation against Radisson or their respective Affiliates.

        The required policies are for Select Comfort's, Radisson's and its Affiliates' benefit and protection. Radisson makes no warranty or representation that the policies are adequate for Select Comfort's needs whatsoever. The insurance coverage required to be obtained by Select Comfort is the primary coverage Select Comfort's obligation to maintain the required insurance is not limited in any way because of any insurance that Radisson or its Affiliates carries. Neither Select Comfort nor any of its insurance providers will deny coverage of any losses, whether by Select Comfort, Radisson or its Affiliates because of any insurance that Radisson or its Affiliates carry, and Select Comfort has no right to any additional coverage obtained by Radisson or its Affiliates.


                  ARTICLE 12 - INDEMNIFICATION; ATTORNEYS' FEES

12.1.   INDEMNIFICATION BY SELECT COMFORT

        Select Comfort agrees to indemnify and hold harmless Radisson and its Affiliates against and from, all Payments due to any Claim, brought by or on behalf of any Third Party or otherwise, with respect to:

        A. Any breach by Select Comfort of its obligations under this Agreement; or

        B. Any misrepresentation or breach of warranty by Select Comfort under this Agreement; or

        C. Any Product Liability Claim.

        Select Comfort's obligations under this Section 12.1 do not apply to any Claim that is directly caused by Radisson's or any of its Affiliates negligence or willful misconduct. For purposes of this Article, Radisson and its Affiliates includes their respective officers, directors, shareholders, managers, members, governors, employees, agents, Third Party contractors, successors and assigns.

12.2.   INDEMNIFICATION BY RADISSON

        Radisson agrees to indemnify and hold harmless Select Comfort and its Affiliates against and from, all Payments due to any Claim, brought by or on behalf of any Third Party or other wise, with respect to:

        A. Any breach by Radisson of its obligations under this Agreement; or

        B. Any misrepresentation or breach of warranty by Radisson under this Agreement; or

        C. Any claim asserted by any owner or operator of a Hotel in the Radisson System under any franchise or similar agreement between Radisson and any other party or under any applicable franchise, business opportunity or similar law or provision.

        Radisson's obligations under this Section 12.2 do not apply to any Claim that is directly caused by Select Comfort's or any of its Affiliates negligence or willful misconduct. For purposes of this Article, Select Comfort and its Affiliates includes their respective officers, directors, shareholders, managers, members, governors, employees, agents, Third Party contractors, successors and assigns.

12.3.   NOTICE AND OPPORTUNITY TO DEFEND

        In the event that any party shall become entitled to indemnification under this Agreement, whether due to the assertion of a claim by any third party or otherwise, the party entitled to indemnification hereunder (the "Indemnified Party") shall promptly notify the party responsible to provide indemnification hereunder (the "Indemnifying Party") specifying in reasonable detail the facts underlying the claim for indemnification. The Indemnifying Party shall not be relieved of its responsibility to provide indemnification under this Agreement due to any failure of the Indemnified Party to provide timely notice of a claim for indemnification hereunder unless the delay in providing such notice shall have materially compromised the Indemnifying Party's ability to fully and adequately defend the claim.

        Within ten (10) business days following the receipt of a claim for indemnification from any Indemnified Party hereunder, the Indemnifying Party shall notify the Indemnified Party as to whether the Indemnifying Party will assume the defense of any third party claim underlying the claim for indemnification hereunder. In the event that the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall be entitled to fully control the defense of the claim and to settle, negotiate or compromise the claim, so long as any such settlement or compromise does not result in any injunctive or similar non-monetary judgment against the Indemnified Party that has any ongoing effect and so long as the Indemnified Party is fully indemnified against any monetary judgment arising from such claim. Upon notice thereof to the Indemnifying Party, the Indemnified Party shall be entitled, at the expense of the Indemnified Party, to monitor and participate in the defense of the indemnified claim, subject to the control of the Indemnifying Party.

12.4.   SURVIVAL

        The indemnification and other obligations contained in this Article will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.


                         ARTICLE 13 - INJUNCTIVE RELIEF

13.1.   AVAILABILITY OF INJUNCTIVE RELIEF

        A breach of this Agreement by either Select Comfort or Radisson relating to any of the matters set out below may cause irreparable harm to Radisson or Select Comfort, as the case may be, for which monetary damages may be an inadequate remedy. Therefore, in such event, in addition to any other remedies Radisson or Select Comfort may have under this Agreement or at law or in equity, Radisson or Select Comfort may seek and obtain the entry of temporary or permanent injunctions and orders of specific performance enforcing the provisions of this Agreement with respect to: (i) the Radisson Marks, the Select Comfort Marks or the Bed Mark; (ii) the System; (iii) the obligations of Select Comfort or Radisson, as the case may be, upon termination or expiration of this Agreement; (iv) the unauthorized disclosure or threatened disclosure of proprietary or confidential information of either party; or (vi) any act or omission by either party or either party's employees that: (a) constitutes a violation of any Legal Requirement; or (b) may impair the good will associated with the Radisson Marks, the Select Comfort Marks, the Bed Marks or the business enterprise of either of the parties hereto.

13.2.   NO NECESSITY FOR POSTING OF BOND

        Unless required by the court granting any such injunctive relief, neither party shall be required to post a bond or other security with respect to obtaining injunctive relief under this Agreement.


                          ARTICLE 14 - CONFIDENTIALITY

14.1.   CONFIDENTIALITY

        The parties agree that (i) the specific terms of this Agreement, (ii) all information as to source, quantity, and price of goods and services, and (iii) all information regarding either party's products, business, customers, or methods of operation learned during the term of this Agreement or in anticipation of entering into this Agreement shall be maintained in confidence and not be released to any third party for any reason whatsoever other than: (i) pursuant to a validly issued subpoena from a court or governmental authority having jurisdiction over the party or pursuant to a discovery request made under the Federal Rules of Civil or Criminal Procedure or similar state court rules and to which the party is required to respond or as may be required to implement the terms of this Agreement; or (ii) as may be required by applicable rules of the Securities and Exchange Commission (the "SEC") as reasonably determined by counsel to any party hereto with a class of securities registered under the Securities Exchange Act of 1934, subject, in each case, to reasonable notification to the other party prior to release of such information, in order to allow the other party an opportunity to oppose such court action or governmental authority or to participate in the process to seek confidential treatment of any information otherwise required to be filed under applicable SEC rules. All confidential and proprietary information, which the parties have obtained from each other shall be returned upon the expiration or earlier termination of this Agreement. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.


                           ARTICLE 15 - MISCELLANEOUS

15.1.   SEVERABILITY

        All provisions of this Agreement are severable. If pursuant to the decision of any court having jurisdiction, any provisions, in whole or in part are not enforceable, the remainder of this Agreement will continue to be in full force and effect, and the applicable parts of the affected provisions are superceded and modified by such applicable law. If either party can establish that such modifications would constitute a material deviation from the general purpose and intent of this Agreement, either party may terminate this Agreement on not less than thirty (30) days' notice. A valid termination pursuant to this Section is without liability by either party to the other party except for any causes of action a party has against the other for matters occurring up to and through the date of such termination.

15.2.   WAIVER

        The failure, refusal or neglect of one party to require the other party to comply with any provision of this Agreement, in whole or in part, does not constitute a waiver by the former of its right to require full compliance with the same or different provisions in the future, regardless of the acceptance of payments or performance by the party seeking compliance.

15.3.   GOVERNING LAW

        The interpretation, validity and enforcement of this Agreement and the relationship between the parties is subject to and governed by the laws (statutory or otherwise) of the State of Minnesota without regard to its conflicts of laws provisions.

15.4.   VENUE AND JURISDICTION

        All Claims whatsoever, arising out of or related to this Agreement in any way, must be commenced, filed and litigated before a court of competent jurisdiction located in Hennepin County, Minnesota. Both parties submit to personal jurisdiction of the State and Federal courts in such county for such purpose.

15.5.   JURY WAIVER

        Each party knowingly and voluntarily waives the right to a trial by jury in any litigation arising under, as a result of or in connection with this Agreement or any franchise or business opportunity laws.

15.6.   CLAIMS

        Except for those Claims that are brought pursuant to the indemnification or insurance coverage required under Articles 10 and 11 hereof, upon expiration or termination of this Agreement, neither party will commence any cause of action related to or arising out of this Agreement, unless commenced within one year following the effective date of expiration or termination.

15.7.   ENTIRE AGREEMENT

        This Agreement, including the exhibits attached hereto and made a part hereof and any amendments hereto that are validly executed and delivered by each of the parties hereto, collectively constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes and terminates all prior agreements or understandings, either oral or in writing, between the parties hereto. Any representations, warranties, inducements, promises, understandings or agreements between the parties, which are not in writing and signed by the parties, are void and not enforceable.

15.8.   MODIFICATIONS

        Oral modifications to this Agreement, including those by way of release, amendment, waiver or otherwise, are not valid or enforceable. The parties may modify this Agreement only by a written agreement signed by a duly authorized representative of each party.

15.9.   HEADINGS

        The headings of the Articles and Sections of this Agreement are for convenience of reference only and do not define, limit or construe their contents.

15.10.  NOTICES

        Any notices required or permitted under this Agreement must be in writing and must be delivered either personally, by fax, by Certified United States Mail or by reliable expedited delivery companies including Federal Express, Airborne Express and DHL. Notices by fax are deemed delivered and received upon transmission with a confirmation of such transmission. Notices by Certified United States Mail are deemed delivered and received on the second business day immediately following the day on which the notice was given to the United States Postal Service. Notices by expedited delivery are deemed delivered and received on the business day immediately following the day on which the notice was given to the expedited delivery company. Information for notices is as indicated in the first paragraph of this Agreement.

15.11.  EXECUTION/COUNTERPARTS

        The parties may sign more than one identical copy of this Agreement, each of which is an original. When parties sign different, but identical copies of this Agreement, the copies constitute one Agreement.

15.12.  ATTORNEYS' FEES

        All reasonable and necessary costs and expenses, including attorneys' fees, incurred by Radisson or Select Comfort in enforcing any provisions of this Agreement, or in asserting or defending against any Claims brought by one party against the other party under this Agreement, whether through injunctive relief or otherwise, will be paid by the non-prevailing party to the prevailing party in such action.

15.13.  ACTIONS BY OTHERS

        Where either party to this Agreement is prohibited by this Agreement from directly taking any action, or where action by either party to this Agreement would constitute a default, such party agrees that it will not encourage, authorize or permit any other Person, directly or indirectly or under its direct or indirect control to take such action.

15.14.  PERFORMANCE THROUGH OTHERS

        Either of the parties hereto may perform any or all of its obligations under this Agreement directly or through one or more of its wholly owned subsidiaries, provided however, that the assignment to or performance of any such obligations by any such subsidiary corporation will not relieve any party hereto of any of its primary responsibility under this Agreement. If any such obligations are performed by any such subsidiary corporation, the right to such performance will still run directly to the other party to this Agreement.

15.15.  SURVIVAL

        The provisions of Articles 7, 8, 12, 13, 14 and 15 hereof, and of Sections 4.2 and 4.3 hereof, shall survive the termination of this Agreement and will continue to govern the rights and obligations of the parties hereto indefinitely following the termination of this Agreement.

15.16.  COMPLIANCE WITH LAWS

        Notwithstanding any provision to the contrary, each party's performance is subject to, and each party will comply with, all Legal Requirements, including those of all countries in which either party conducts business that prohibits unfair, fraudulent or corrupt business practices such as those that are comparable to the United States Foreign Corrupt Practices

        Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the Patriot Act.

15.17.  TIME OF THE ESSENCE

        Time is of the essence in the performance of every provision of this Agreement.

15.18.  THIRD PARTY BENEFICIARIES

        This Agreement is for the sole benefit of the parties and is not for the benefit of any Third Parties.

15.19.  CUMULATIVE RIGHTS

        The remedies provided for in this Agreement are not exclusive. Either party is free to pursue such other remedies as may be available at law or in equity.

15.20.  USE OF DEFINITIONS/TERMS

        The use of another tense of the defined term, or its use as a noun, adjective or adverb, or otherwise, means the same as the defined term, modified by the context of the sentence in which it is used. All personal pronouns, whether used in the masculine, feminine or neuter gender, include all genders; the singular includes the plural and the plural includes the singular.

15.21.  COPIES

        Photocopies and facsimiles of a signed original of this Agreement are fully binding and effective as originals.

15.22.  INTERNAL POLICIES

        Each party's internal policies and procedures, whether or not communicated to the other party, are intended for such first party's use only, are not binding on such first party with respect to its relationship with the other party, and are not a part of or an amendment to this Agreement.

15.23.  EXHIBITS

        All exhibits attached to this Agreement are a part of it and fully incorporated into it.

15.24.  INTERPRETATION

        Neither this Agreement nor any of its provisions is to be construed against or interpreted to the disadvantage of either party because a party drafted this Agreement or the provision.

15.25.  INDEPENDENT CONTRACTOR

        Radisson and Select Comfort are each independent contractors. This Agreement does not create any relationship of joint venturers, partners, agents, servants, employees, fiduciaries or representatives of each other.

15.26.  DEFINITIONS.

        The   following   definitions   shall  be  used  for  purposes  of  this
        Agreement.

        AFFILIATE. Any Person Controlled by, Controlling or under common Control with either party.

        CLAIM. Any claim, challenge, demand, cause of action, lawsuit, dispute, controversy, investigation or administrative proceeding.

        CONTROL. The right or ability, directly or indirectly, to cause a Person to act in accordance with another Person's instructions.

        EXCEPTIONAL CATEGORY. Four Seasons Hotels and Resorts, The Ritz Carlton, St. Regis Hotels and Resorts, Intercontinental Hotels and Resorts, and Mandarin Oriental. Additions and deletions to this list are only as mutually agreed by the parties hereto

        GOVERNMENTAL AUTHORITY. Any governmental entity, and any political or other subdivision of any governmental entity, and any agency, department, commission, board, bureau, court or instrumentality of any of them, which, at any time, has competent jurisdiction over aspect of this Agreement.

        HOTEL. A Radisson hotel operated in the United States, Canada or the Caribbean using the System pursuant to a written agreement with Radisson.

        LEGAL REQUIREMENTS. Any law, code, ordinance, order, decision, rule or regulation of any Governmental Authority.

        MARKETING. All activities related to marketing, sales, advertising, promotion and public relations with respect to the Hotels, the System, and the Beds pursuant to this Agreement, as more specifically identified on Exhibit 3.1 attached hereto and made a part hereof.

        PAYMENTS. All payments of money, including those with respect to fines, penalties, taxes, losses, damages, costs and expenses, such as reasonable attorney fees, investigation expenses, court costs, deposition expenses, and travel and living expenses.

        PERSON. Any natural person or legal entity, including trustees, representatives, administrators, heirs, executors, partnerships, corporations, limited liability companies, trusts, unincorporated organizations and governmental agencies, departments and branches.

        PURCHASE. Transmission of the property rights to the Beds from Select Comfort to the Hotels via sale, discount, negotiation, pledge, lien, issue or re-issue, or any other voluntary transaction creating an interest in the Beds, including contracts to purchase. In any event, the term "purchase" shall mean that the purchaser shall have fully paid for and taken delivery of the purchased goods.

        RADISSON MARKS. The name Radisson(R) and the signature logo Radisson(R) with the brush stroke used in conformance with Radisson's business system, and all other trademarks, service marks, trade names, copyrights, insignia, emblems, slogans, logos, commercial symbols, signs, trade dress (including interior and exterior building designs and specifications and the motif, decor, and color combinations), and all other visual identification, by which the Hotels are identified and publicized, including the good will associated with all of them.

        SELECT COMFORT MARKS. The trademarks Select Comfort(R) and Sleep Number(R) and all other trademarks, service marks, trade names, copyrights, insignia, emblems, slogans, logos, commercial symbols, signs, trade dress by which Select Comfort beds are identified and publicized, including the good will associated with all of them.

        SYSTEM. The Radisson Marks, and other distinctive elements developed and owned by, or made available by its Affiliates to, Radisson, and the systems made available to Radisson for the construction and operation of the Hotels and other hotels authorized to use the System, including all good will.

        SYSTEM STANDARD. Any element of the System that the Hotels are required to implement pursuant to the terms of any applicable franchise or similar agreement in place between Radisson and the Hotel owners and operators.

        THIRD PARTY. Any Person, other than Radisson, Select Comfort and their respective Affiliates.

        Executed as of the date set forth at the beginning of this Agreement.


RADISSON HOTELS INTERNATIONAL. INC.         SELECT COMFORT CORPORATION


By:   /s/Bjorn Gullakson                    By:   /s/Keith C. Spurgeon
    ---------------------------------           -------------------------------
Name:    Bjorn Gullakson                    Name:    Keith C. Spurgeon
      -------------------------------             -----------------------------
Its:     Executive Vice President           Its:     Senior VP - Sales
     --------------------------------            ------------------------------

                                  EXHIBIT INDEX

EXHIBIT                             DESCRIPTION

2.2A List of Hotels to which Select Comfort has previously sold beds

3.1                                 Marketing Plan

4.1                                 The Products and Models

4.2                                 The Bed Mark and Logo

5.1                                 Product Pricing

6.2                                 Warranty Terms

                                  EXHIBIT 2.2A

List of Hotels Select Comfort has previously sold beds

XXX


























XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

EXHIBIT 3.1

Liberty Marketing Budget & Spending Recommendations
5/18/2004

1 - Budget

A - Funds from sale of beds to Radisson              2004         2005        2006        2007
                                                     ----         ----        ----        ----
(Projections)
     Fund/bed = XXX                                  $XXX         $XX         $XXX        $XXX
     Annual volume (low qty)=                         XXX         XXX          XXX         XXX
     Annual Budget =                                 $XXX        $XXX         $XXX        $XXX

     Fund/bed = XXX                                  $XXX         $XXX        $XXX        $XXX
     Annual volume (high qty)=                        XXX          XXX         XXX         XXX
     Annual Budget =                                 $XXX         $XXX        $XXX        $XXX

B - Trial:Conversions (Projections)                  2004         2005        2006        2007
                                                     ----         ----        ----        ----
     Based on forecasts previously
     provided. If conversion is higher
     more spending will occur; If
     conversion is lower less spending
     will occur.


     Units from Trial;Conversion                      XXX          XXX         XXX         XXX
     ASP = XXX                                       $XXX         $XXX        $XXX        $XXX
     Media %/Sales = XXX% (same as                   XXX%         XXX%        XXX%        XXX%
           SC Corporate rate)

     Annual Forecasted budget =                      $XXX         $XXX        $XXX        $XXX

Total Budget Potential

     Lower Qtys                                      $XXX         $XXX        $XXX        $XXX

     Higher Qtys                                     $XXX         $XXX        $XXX        $XXX


XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

2 - Funding Split Recommendations - Select Comfort:Radisson

                                                    2004         2005         2006        2007
                                                    ----         ----         ----        ----
A - Funds from sale of beds to
Radisson
          Lower Qtys
          Select Comfort            %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX
          Radisson                  %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX

          Higher Qtys
          Select Comfort            %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX
          Radisson                  %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX


B - Trial:Conversions

          Select Comfort            %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX
          Radisson                  %               XXX%         XXX%         XXX%        XXX%
                                    $               $XXX         $XXX         $XXX        $XXX

Notes:  1 - Select Comfort requires, at minimum, the % splits above to deliver consumer impressions at the level being communicated to franchisees for 2004 & 2005. WITH THESE SPLITS 2006 MARKETING ACTIVITIES/SUPPORT WOULD HAVE TO BE CHANGED AS FOLLOWS: RADIO/PRINT/TV FLIGHTS WOULD HAVE TO BE REDUCED FROM 26 WEEKS TO 14-15 WEEKS (REFLECTED ON ATTACHED FLOW CHART).
        2 - Select Comfort agrees to the following media support and tests at the following room penetration levels (assuming consistent with agreed upon media objectives):
               Radio/Print = XXX%
               TV = XXX%
               Tests (Print, Inquiries) = XXX%
        3 - All funds committed to be spent within 6 months of  "acknowledgement of funds"
        4 - Select Comfort and Radisson will review marketing budgets and spending assumptions annually.

XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

                 2004 - 2008 PROJECT LIBERTY SPENDING ESTIMATES

TACTIC                             FY 2004    Q4 2004        FY 2005      FY 2006    FY 2007   FY 2008
                                              ESTIMATE            XXX%       XXX%      XXX%      XXX%

Promotions                           $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX

Print                                $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX
Television                           $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX
Ad Production                        $ XXX
                                   ----------
                                     $ XXX      $ XXX          $ XX       $ XXX     $ XXX     $ XXX

Online Advertising, Keywords         $ XXX      $ XXX
E-Partnerships, IATA Project         $ XXX
                                   ----------
                                     $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX

AAA Tourbooks, Atlas                 $ XXX
AARP                                 $ XXX
                                   ----------
                                     $ XXX                     $ XXX      $ XXX     $ XXX     $ XXX

Directory of Accommodations          $ XXX                     $ XXX      $ XXX     $ XXX     $ XXX

Sponsorships                         $ XXX

Research (Benchmark, Other)          $ XXX                       *          *         *         *
Research (Web)                       $ XXX
                                   ----------
                                     $ XXX

Other (website, Genuine Article,     $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX
comment cards, meetings, misc.)

Public Relations                     $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX

Direct Mail, Email                   $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX

                                   -------------------------------------------------------------------
SUBTOTAL                             $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX
                                   ===================================================================

Existing Partner Matching Funds      $ XXX      $ XXX
Brand Differentiator Seed Money      $ XXX      $ XXX

                                   -------------------------------------------------------------------
TOTAL                                $ XXX      $ XXX          $ XXX      $ XXX     $ XXX     $ XXX
                                   ===================================================================

*Funding from surplus and/or advertising development

(Table with media values and impression estimates excluded pursuant to request for confidential treatment and has been filed separately with the Commission.)

XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

EXHIBIT 4.1

The Products and Models

 The Sleep Number Bed for Radisson will incorporate these core features:

        o  Adjustable Air-Chamber technology
        o  Dual -Adjustability (Kings, Queens, Doubles)
        o  Lightweight Construction
        o  Hypoallergenic Materials
        o  Modular Design
        o  Corner Lock(TM)system for crisp, clean corners
        o  Gussetted Pillowtop
        o  121/2" tall mattress
        o Exclusive Radisson/Sleep Number designed ticking material (made out of a Poly blend Belgian Damask cover)
        o Ticking with appropriate treatment to meet requirements specified below
        o Sleep Number firmness control system - with a single tethered, dual controller - to adjust each side independently. (Full size bed would have a single, larger chamber)
        o  Non-slip  material  added to the underside of the mattress
        o Hospitality hose kit - to allow easier change out of pumps in guest rooms
        o  Wood foundation with these features
           -  Unique I-beam construction
           -  Solid platform with rigid base
           -  Covered with treated tick
           -  Tested through 200,000 use cycle

The Sleep Number Bed for Radisson will be offered in 3 sizes - Eastern King (76" x 80"), Queen (60" x 80"), and Full/Double XL (54" x 80"). Note the Full/Double XL size will not be available to ship until January, 2005 after receiving input of whether this bed requires a single or double chamber.

The Sleep Number Bed for Radisson will incorporate flame retardant features as specified. The beds will meet the following test standards (A) for 2004 and (B) for 2005 and beyond:

          (A)  NFPAV #701; MVS #301; alternate to 16 CFR part 1632 Class B

          (B) NFPAV #701; MVS #301; alternate to 16 CFR part 1632 Class B plus new California consumer requirements going into effect January, 2005

EXHIBIT 4.2

                           (partnership logo omitted)

THE PARTNERSHIP LOGO

The logo represents the unique partnership between Radisson Hotels & Resorts[R] and Select Comfort (The Sleep Number[R] bed). It is a fusion of the strengths of two national brands that at once establishes the identity of our new initiative, and at the same time allows the integrity of each individual brand to remain intact.

(partnership logo omitted)

The mark consists of the Radisson logo joined to a modified Sleep Number[R] bed logo by an extended green loop which emanates from the Radisson brush stroke. The configuration seen here is the only approved treatment of this new identity. Do not attempt to recreate this mark. Use only the provided artwork.

(partnership logo omitted)

COLORS

Being that this logo consists of two corporate identities, it is vital that the colors used in this mark are consistent with the prescribed colors of the two brands. The Radisson portion of the logo is Black (in the typography) and the Radisson green in the brush stroke/oval outline.

FOUR-COLOR RADISSON GREEN.
35% Cyan and 100% Yellow.

SPOT-COLOR RADISSON GREEN.
MSP-78553 K/7K9 Coated
MSP-78651 K/7K9 Uncoated

PMS 382.

The Sleep Number[R] bed portion is to be rendered in Sleep Number[R] blue. With the exception of black & white usage, these are the only acceptable colors used.

FOUR-COLOR SLEEP NUMBER[R] BLUE.
80 Cyan, 50% Magenta, 15% Yellow and 0% Black.

SPOT-COLOR SLEEP NUMBER[R] BLUE.
PMS 653.

THE LOGO - USAGE/SAFE AREA

The combination of identities contained in this logo need to be protected from any outside graphic intrusions. We have established a boundary around the logo to preserve its integrity and to ensure that its impact will not be diminished by any extraneous imagery. The specified proportions are 15.0 units horizontally to 9.0 units vertically. Please keep all other visual elements clear of the safe area.

(partnership logo omitted)

THE LOGO - BLACK AND WHITE

The preferred printed version of this logo is four-color process. If printing in one color, black is the preferred color. Below are examples of black and white renderings.

(partnership logo omitted)

EXHIBIT 5.1

Final Project Liberty Pricing
5/17/2004

Size                        Component                                           Price

Eastern King                Bed Set (Mattress & Foundation) (1)                 $   XXX
------------

                            Installation (2)                                    $   XXX

                            Freight(3)                                          $   XXX

                            Total                                               $   XXX


Queen                       Bed Set (Mattress & Foundation) (1)                 $   XXX
-----

                            Installation (2)                                    $   XXX

                            Freight(3)                                          $   XXX

                            Total                                               $   XXX


Full (Single Chamber)       Bed Set (Mattress & Foundation) (1)                 $   XXX
---------------------

                            Installation (2)                                    $   XXX

                            Freight(3)                                          $   XXX

                            Total                                               $   XXX

   Notes: (1)  Including  component  costs  required  to meet  higher  CA consumer flammability requirements

          (2) Installation - Once 24 beds per property have been installed & training delivered to Radisson employees than this becomes an option.

          (3) Freight - Based on FTL qtys. Actual cost will vary based on qty ordered as follows:

                    FTL  (72 beds) $XXX/bed
                    3/4  Truck (54 - 71 beds) $XXX/bed
                    1/2  Truck  (36 - 53 beds)  $XXX/bed
                    1/4  Truck (18 - 35 beds) $XXX/bed
                    LTL  (1 - 17 beds) $XXX/bed

          (4) Double Bed (Dual Chamber) - Price is $XXX (before installation and delivery)

          (5)  For years 2006,  2007,  2008 Pricing will be adjusted as follows:

                    No more than XXX% increase annually

                    Cost increases justified basis market increases in key components as a % of bed cost:
                                Petroleum = XXX%
                                Labor & Overhead = XXX%
                                Rubber = XXX%
                                Wood = XXX%
                                Cotton/Fabric = XXX%
                                Other = XXX%

                    Price reviewed annually with Radisson prior to July 1st


XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

EXHIBIT 6.2

WARRANTY PROGRAM
SLEEP NUMBER BED - MADE EXCLUSIVELY FOR RADISSON

PUMP (INCLUDING CONTROL), CHAMBER & FOAM COMPONENTS
---------------------------------------------------
Warranty - 15 Year Prorated Warranty
Warranty 100% - 4 years
Free From Defects in Materials & Workmanship
Normal "Wear & Tear" Not Covered
11 years prorated: Pump, Chamber & Foam Components

PUMP                  Max % Increase              Price
                      --------------              -----
*Years 1-4 =                NA               Covered at 100%
**Year 5 =                  NA                     $  XXX
Year 6 =                    6%                     $  XXX
Year 7 =                    6%                     $  XXX
Year 8 =                    6%                     $  XXX
Year 9 =                    6%                     $  XXX
Year 10 =                   6%                     $  XXX
Year 11 =                   6%                     $  XXX
Year 12 =                   6%                     $  XXX
Years 13 - 15 =                                    $  XXX


CHAMBER          Max % Increase       Price (for one chamber)
                 --------------       -----------------------
                                                                      FULL XL (SINGLE
                                       KING             QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA         Covered at 100%    Covered at 100%   Covered at 100%   Covered at 100%
**Year 5 =             NA            $      XXX        $      XXX         $     XXX        $     XXX
Year 6 =                     6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 7 =                     6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 8 =                     6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 9 =                     6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 10 =                    6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 11 =                    6%      $      XXX        $      XXX         $     XXX        $     XXX
Year 12 =                    6%      $      XXX        $      XXX         $     XXX        $     XXX
Years 13 - 15 =                      $      XXX        $      XXX         $     XXX        $     XXX


                   Max %          Price (for one
Foam Components     Increase          chamber)
---------------    ----------     --------------
                                                                      FULL XL(SINGLE
SIDEWALLS                             KING              QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA         Covered at 100%    Covered at 100%   Covered at 100%   Covered at 100%
**Year 5 =             NA            $      XXX         $     XXX         $     XXX        $     XXX
Year 6 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 7 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 8 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 9 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 10 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 11 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 12 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Years 13 - 15 =                      $      XXX         $     XXX         $     XXX        $     XXX

XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

                   Max %        Price (for one
ENDWALLS            Increase        chamber)
                    --------        --------
                                                                      FULL XL(SINGLE
                                      KING              QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA         Covered at 100%    Covered at 100%   Covered at 100%   Covered at 100%
**Year 5 =             NA            $      XXX         $     XXX         $     XXX        $     XXX
Year 6 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 7 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 8 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 9 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 10 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 11 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 12 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Years 13 - 15 =                      $      XXX         $     XXX         $     XXX        $     XXX


                   Max %        Price (for one
BASEPAD             Increase        chamber)
                    --------        --------
                                                                      FULL XL(SINGLE
                                      KING              QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA         Covered at 100%    Covered at 100%   Covered at 100%   Covered at 100%
**Year 5 =             NA            $      XXX         $     XXX         $     XXX        $     XXX
Year 6 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 7 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 8 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 9 =                   6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 10 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 11 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Year 12 =                  6%        $      XXX         $     XXX         $     XXX        $     XXX
Years 13 - 15 =                      $      XXX         $     XXX         $     XXX        $     XXX


                   Max %        Price (for one
CENTERWALL          Increase        chamber)
                    --------        --------
                                                                      FULL XL(SINGLE
                                      KING              QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA         Covered at 100%    Covered at 100%        NA           Covered at 100%
**Year 5 =             NA            $      XXX         $     XXX           NA             $     XXX
Year 6 =                   6%        $      XXX         $     XXX           NA             $     XXX
Year 7 =                   6%        $      XXX         $     XXX           NA             $     XXX
Year 8 =                   6%        $      XXX         $     XXX           NA             $     XXX
Year 9 =                   6%        $      XXX         $     XXX           NA             $     XXX
Year 10 =                  6%        $      XXX         $     XXX           NA             $     XXX
Year 11 =                  6%        $      XXX         $     XXX           NA             $     XXX
Year 12 =                  6%        $      XXX         $     XXX           NA             $     XXX
Years 13 - 15 =                      $      XXX         $     XXX           NA             $     XXX


                   Max %        Price (for one
TOPPERPAD           Increase        chamber)
                    --------        --------
                                                                      FULL XL(SINGLE
                                      KING              QUEEN            CHAMBER)        DOUBLE XL
*Years 1-4 =           NA       Covered at 100%    Covered at 100%   Covered at 100%     Covered at 100%
**Year 5 =             NA          $      XXX         $     XXX         $     XXX          $     XXX
Year 6 =                   6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 7 =                   6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 8 =                   6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 9 =                   6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 10 =                  6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 11 =                  6%      $      XXX         $     XXX         $     XXX          $     XXX
Year 12 =                  6%      $      XXX         $     XXX         $     XXX          $     XXX
Years 13 - 15 =                    $      XXX         $     XXX         $     XXX          $     XXX

* Select Comfort pays freight back to property on 100% coverage warranty parts ** Customer will return Pumps & Chambers upon Select Comfort's request to use in product analysis. Select Comfort will pay freight on these types of returns.

XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

PILLOWTOP COVER:
Warranty - 180 Days 100%
Free From Defects in Materials & Workmanship
Normal "Wear & Tear" Not Covered

                   Max %
Cover               Increase        Price
-----              ---------        ------
                                                                    FULL XL(SINGLE
                                     KING             QUEEN           CHAMBER)          DOUBLE XL
*Days 1-180            NA      Covered at 100%   Covered at 100%   Covered at 100%      Covered at 100%
***Year 5 =            NA         $      XXX        $     XXX         $     XXX           $     XXX
Year 6 =                   6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 7 =                   6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 8 =                   6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 9 =                   6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 10 =                  6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 11 =                  6%     $      XXX        $     XXX         $     XXX           $     XXX
Year 12 =                  6%     $      XXX        $     XXX         $     XXX           $     XXX
Years 13 - 15 =                   $      XXX        $     XXX         $     XXX           $     XXX

*Select Comfort pays freight on cover back to property for first 180 days. **After 180 days customer does not have to return covers to Select Comfort.

***Property may purchase a cover at anytime through year 5 at $XXX/XXX/XXX (King/Queen/Full XL/Double XL) per cover Note: Cover includes pillowtop cover and entire mattress casing


FOUNDATION:
Warranty - 10 Years 100%
Free From Defects in Materials & Workmanship
Normal "Wear & Tear" Not Covered
Customer pays freight both ways on foundations.

XXX = Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.